Exhibit 10.19

Voting Undertaking

Cadeler A/S (the “Company”) is contemplating to carry out a business combination with Eneti Inc. (“Eneti”) by way of an exchange offer to all Eneti shareholders to exchange their Eneti shares for new shares in the Company (the “New Shares”) (the “Offer”). The Company will in that connection convene an extraordinary general meeting (the “Extraordinary General Meeting”) to adopt the necessary resolutions to effect the Offer including (A) an authorisation to be given to the board of directors of the Company (the “Board of Directors”) to issue the New Shares at market price without pre-emptive rights for existing shareholders of the Company, (B) an amendment of Company’s articles of association to change the size of the Company’s board from a maximum of seven (7) to a maximum of six (6) board members and a vice chairman to be elected to the Board of Directors and (C) a proposal to adopt a transaction-specific indemnity for the Board of Directors as well as the executive management and other relevant employees of the Company with regard to Offer and the transactions contemplated as a result of that (collectively referred to as the “Shareholder Resolutions”).

In connection with the Extraordinary General Meeting, Swire Pacific Limited, (the “Shareholder”), as owner of 29,863,455 shares (“Existing Shares”) in the Company, hereby undertakes towards the Company, to be represented at the extraordinary general meeting to adopt the Shareholder Resolutions (either by attending in person, by postal vote or by proxy) and to vote on all of the Shareholder’s Existing Shares and any shares in the Company that are hereafter issued to or otherwise to be directly or indirectly acquired or owned by the Shareholder prior to the time of the registration date for the Extraordinary General Meeting (“After Acquired Shares”, and, together with the Existing Shares, the “Subject Shares”) in favour of the Shareholder Resolutions and not sell or transfer any Subject Shares held by the Shareholder until the earlier of (i) after the Extraordinary General Meeting has been held, (ii) the public announcement by the Company and Eneti that they are no longer seeking to effect the combination and carry out the Offer, (iii) 30 September 2023 and (iii) such other date as agreed between the Company and the Shareholder, other than to a wholly-owned subsidiary or a parent of the Shareholder who accepts in writing to be bound by this undertaking.

The Shareholder accepts and acknowledges that the Company may be required under applicable law and stock exchange rules to publish and disclose the Shareholder’s identity, its ownership of the Existing Shares, the existence and the nature of this undertaking in documents filed with the SEC or any other governmental entity or applicable securities exchange, or published in any press release, stock exchange announcement or other disclosure document that the Company reasonably determines to be necessary or advisable in connection with the Offer or any other transactions contemplated in connection with or as a consequence of the Offer, and the Shareholder acknowledges that the Company may file this Agreement or a form hereof with the SEC or any other governmental entity or securities exchange, however, the Company will use its best endeavors in seeking consent from the Shareholder prior to such publication, disclosure or filing and any other publication, disclosure or filing in which the Company intends to include the Shareholders identity and its ownership of the Existing Shares as well as the existence and the nature of this undertaking. Notwithstanding the foregoing sentence, the Company shall obtain the Shareholder’s prior written consent in advance of including the Shareholder’s logo on any publications or including a reference to the Shareholder in connection with any communication in connection with the Offer or any other transactions contemplated in connection with or as a consequence of the Offer that goes beyond disclosing the Shareholder’s identity, its ownership of the Existing Shares, the existence and the nature of this undertaking.

This undertaking shall in no way obligate the Company to complete the Offer or to enter into any agreements regarding the Offer.

This undertaking and any non-contractual obligations arising out of or in connection with this undertaking shall be governed by and construed in accordance with Danish law. The Shareholder irrevocably submits to the exclusive jurisdiction of the courts of Denmark, in any legal suit, action or proceeding based on or arising under this undertaking, disregarding the Danish choice of law rules.

Date: 16 June 2023

On behalf of Swire Pacific Limited:

/s/ David Cogman
Name: David Cogman
Title: Development Director

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